SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2005

Refac
(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY	07024
(Address of principal executive offices)	(Zip Code)

(201) 585-0600
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2005, Mark Hoffman resigned as a member of the board of directors (the "Board") of Refac (the "Company"). As previously disclosed in the Company's 2004 Annual Report on Form 10-K, Mr. Hoffman planned to resign from the Board as part of a realignment of responsibilities for the private equity portfolio holdings of Palisade Capital Management, L.L.C. ("PCM"), a private investment firm which is an affiliate of Palisade Concentrated Equity Partnership L.P. ("Palisade"), the Company's controlling shareholder.

On May 9, 2005, Dennison T. Veru was elected to the Board to fill the vacancy created by Mr. Hoffman's resignation. Until his appointment as a director of the Company's Board, Mr. Veru served as the Executive Vice President and Co-Investment Officer of PCM. In July 2004, Mr. Veru became of member of PCM. From November 1992 until December 1999, he served as President and Director of Research of Awad & Associates, a money management division of Raymond James Financial. Mr. Veru was also elected to serve as a member of the Board’s Compensation Committee to fill the vacancy created by Mr. Hoffman’s resignation.

On May 11, 2005, the Company issued a press release regarding Mr. Veru's appointment, which is furnished herewith as Exhibit 99.1.

PCM on behalf of itself and/or its portfolio companies requests, from time to time, that the Company provide certain consulting services. In consideration for these services, PCM pays the Company a basic monthly retainer of $5,000, subject to quarterly adjustment based on the services actually rendered during each quarter. Either party has the right to terminate this agreement at any time without any prior notice. Under this arrangement, PCM paid the Company $75,000 with respect to services rendered during 2004 and $21,000 during the first quarter of 2005.

The Company also provides consulting services directly to Neurologix, Inc., a public Company of which PCM owns approximately 26% of the outstanding capital stock at a basic monthly retainer of $5,000, subject to quarterly adjustment based upon the services actually rendered during such quarter. Either party has the right to terminate this agreement at any time without any prior notice. Under this agreement, Neurologix, Inc. paid the Company $95,000 with respect to services rendered during 2004 and $23,000 during the first quarter of 2005.

Pursuant to employment agreements entered into on April 1, 2005, each of the Company’s Chief Executive Officer and Chief Financial Officer may enter into separate arrangements for his own account with PCM and/or any of its affiliated companies that are engaged in private equity or investment management pursuant to which he may become a member, partner, officer, director or stockholder of such entity or may provide consulting or professional services thereto provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under such employment agreement.

Other related party transactions include management indebtedness, a subleasing arrangement with Palisade Capital Securities, LLC ("PCS"), an affiliate of Palisade and PCM, under which the Company occupied approximately 1,185 gross rentable square feet through June 2004 and the maintenance of brokerage accounts at PCS for the Company's marketable securities (principally, treasury notes being held to maturity).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        REFAC

Date: May 11, 2005                       By: /s/ Robert L. Tuchman
                                      Name:  Robert L. Tuchman
                                      Title:  President and Chief Executive Officer

EXHIBIT INDEX

Number	Title
99.1	Press Release, dated May 11, 2005